Dryden Large Cap Core Equity Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



			January 12, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Dryden Large Cap Core Equity Fund, Inc.

		File Nos. 33-66895 and 811-09101

	On behalf of the Dryden Large Cap Core Equity Fund, Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,
						/s/_Grace C. Torres
					            Grace C. Torres
						Treasurer